UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/27/2010

Cytec Industries Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-12372

Delaware	22-3268660
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Five Garret Mountain Plaza
Woodland Park, NJ 07424
(Address of principal executive offices, including zip code)

(973) 357-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2010, the Compensation and Management Development Committee of the Board of Directors of the Company modified the Company's executive officer compensation program by (i) adding a time restricted stock unit component to the long term incentive program for executive officers, and (ii) adopting a "claw-back" or recoupment policy applicable to executive officer annual incentive compensation, performance awards, restricted stock units and stock options granted after January 1, 2010. The changes to the compensation program were ratified by the Board of Directors with respect to the Company's Chief Executive Officer. The number of options and restricted stock units ("RSUs") and the target amounts of performance cash granted to our named executive officers on January 27, 20010 is provided below. A copy of the form of Restricted Stock Unit Award letter and the forms of Stock Option Grant letter and Performance Cash Award letter with the claw back provision used for executive officer grants starting in 2010 are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

Named Executive       Title                              Options      RSUs      Target Performance Cash

Officer

S. Fleming         Chief Executive Officer           82,150         9,286                  $675,000

D. Drillock         Chief Financial Officer            27,925         3,286                  $230,000
F. Aranzana           President, CSC                     19,450         2,429                  $160,000
R. Smith            VP, General Counsel                 19,350         2,286                  $155,000
W. Avrin            VP, Corp. & Business Dev.   17,625         2,143                  $135,000

Item 9.01.    Financial Statements and Exhibits

The following exhibits have been filed with this report:

10.1    Form of Restricted Stock Unit Award Letter

10.2    Form of Stock Option Grant Letter

10.3    Form of Performance Cash Award Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: February 02, 2010	By:	/s/ Roy Smith
Roy Smith
V.P., General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Restricted Stock Unit Award Letter
EX-10.2	Form of Stock Option Grant Letter
EX-10.3	Form of Performance Cash Award Letter